AMENDMENT NO. 3 TO CREDIT AGREEMENT

          This AMENDMENT NO. 3, dated as of July 26, 2002 (this "Amendment"), to the Credit Agreement dated as of May 1, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among LSP-WHITEWATER LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware (the "Partnership"), EACH OF THE LENDERS SIGNATORY THERETO (the "Lenders") and CREDIT LYONNAIS NEW YORK BRANCH, the New York Branch of a banking institution organized under the laws of France, as agent for the Lenders (in such capacity the "Agent"), is hereby entered into among the Partnership, the Lenders and the Agent.

          WHEREAS, the parties wish to amend certain provisions of the Credit Agreement pursuant to Section 11.04 thereof as set forth below.

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1.   Definitions.   Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

          Section 2.   Amendments.   Effective on and as of the Effective Date (as defined in Section 4 below), the Credit Agreement is hereby amended as follows:

          (a)   The first sentence of Section 2.05(a) of the Credit Agreement shall be amended in its entirety to read as follows:

"The Partnership shall pay to the Agent for the account of each Working Capital Lender a commitment fee (the "Working Capital Loan Commitment Fee") on the daily average unused amount of such Working Capital Lender's Working Capital Loan Commitment, for the period from and including the Third Amendment Effective Date to but not including the date such Working Capital Loan Commitment is terminated or reduced to zero, at a rate per annum equal to 0.50%."

          (b)   The first sentence of Section 2.05(b) of the Credit Agreement shall be amended in its entirety to read as follows:

"The Partnership shall pay to the Agent for account of each Letter of Credit Lender a commitment fee (the "Letter of Credit Loan Commitment Fee") on the excess (if any of) (i) the daily average unused amount of such Letter of Credit Lender's Letter of Credit Loan Commitment over (ii) such Letter of Credit Lender's Commitment Percentage of the daily average undrawn face amount of Letters of Credit, for the period from and including the Third Amendment Effective Date to but not including the earlier of the date such Letter of Credit Loan Commitment is terminated or reduced to zero, at a rate per annum equal to 0.50%."

          (c)   The text of paragraph (c) of Section 3.04 of the Credit Agreement shall be amended in its entirety to read as follows:

"Working Capital Loans. The Partnership shall (i) from time to time prior to the Credit Termination Date prepay the Working Capital Loans on each Funding Date in an amount equal to the lesser of (x) the outstanding principal amount of Working Capital Loans outstanding on such Funding Date or (y) the amount otherwise available for such payment under Section 3.6(b)(i) or 3.6(b)(iii), as applicable, of the Depositary Agreement (after giving effect to payments of interest, fees and other amounts with respect to Working Capital Loans as contemplated by Section 3.6(b)(i) or 3.6(b)(iii), as applicable, of the Depositary Agreement) and (ii) at least one time in each calendar year prior to the Credit Termination Date, prepay in whole the Working Capital Loans together with all accrued and unpaid interest thereon and shall not borrow under the Working Capital Loan Commitments for a period of at least 5 consecutive Business Days thereafter."

          (d)   Section 7.02 of the Credit Agreement shall be amended by deleting each reference to the date "June 30, 1995" in the second and eighth lines thereof and inserting in its place the date "December 31, 2001" and by deleting the words "KPMG Peat Marwick" in the fifth line thereof and inserting in their place the words "Arthur Andersen LLP".

          (e)   Section 7.08 of the Credit Agreement shall be amended by deleting the word "No" appearing in the first line of such section and inserting in its place the words "To the knowledge of the Partnership, no" and by deleting the word "The" appearing at the beginning of the second sentence of such section and inserting in its place the words "To the knowledge of the Partnership, the".

          (f)   The following new paragraph (k) shall be added to Section 9 of the Credit Agreement, after paragraph (j) thereof:

"(k) Unless the prior written consent of the Majority Lenders shall have been obtained (such consent not to be unreasonably withheld), Cogentrix Energy shall cease to own either (i) directly or indirectly, at least 51% of the capital stock of the General Partner or (ii) directly or indirectly (through the direct or indirect ownership of the capital stock of, or partnership or other ownership interests in, the Partners), at least 30% of the ownership and economic interests in the Partnership,"

          (g)   The definition of "Agent's Account" contained in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

"'Agent's Account' shall mean (a) for purposes of Section 2.03 hereof, (i) for Credit Lyonnais, as Agent, account number 01-88179-3701-00 maintained by the Agent with Credit Lyonnais at the Principal Office and (ii) for any other Person as Agent, the account designated by such Person to the Partnership and the Lenders and (b) for purposes of Section 4.01 hereof, (i) for Credit Lyonnais, as Agent, account number 01-88179-3701-00 maintained by the Agent with Credit Lyonnais at the Principal Office and (ii) for any other Person as Agent, the account designated by such Person to the Partnership and the Lenders."

          (h)   The definition of "Applicable Letter of Credit Fee Percentage" contained in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

"'Applicable Letter of Credit Fee Percentage' shall mean, with respect to any Letter of Credit, (i) for the period from and including the Third Amendment Effective Date to but not including the date that is three years after the Third Amendment Effective Date, 1.50% per annum and (ii) from and including the date that is three years after the Third Amendment Effective Date and thereafter, 1.75% per annum."

          (i)   The definition of "Applicable Margin" contained in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

            "'Applicable Margin' shall mean:

          (a)   with respect to any Base Rate Loan, (i) for the period from and including the Third Amendment Effective Date to but not including the date that is three years after the Third Amendment Effective Date, 0.75% per annum and (ii) from and including the date that is three years after the Third Amendment Effective Date and thereafter, 1.00% per annum; and

          (b)   with respect to any Eurodollar Loan, (i) for the period from and including the Third Amendment Effective Date to but not including the date that is three years after the Third Amendment Effective Date, 1.50% per annum and (ii) from and including the date that is three years after the Third Amendment Effective Date and thereafter, 1.75% per annum."

          (j)   The following new definitions shall be added to Appendix A to the Credit Agreement in the appropriate alphabetical locations:

"'Cogentrix Energy' shall mean Cogentrix Energy, Inc., a North Carolina corporation."

             "'Credit Lyonnais' shall mean Credit Lyonnais New York Branch."

          (k)   The definition of "Final Maturity Date" contained in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

"'Final Maturity Date" shall mean the date occurring five years after the Third Amendment Effective Date; provided that, if such date is not a Business Day, the Final Maturity Date shall be the next preceding Business Day."

          (l)   The definition of "Principal Office" contained in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

"'Principal Office' shall mean (a) in the case of Credit Lyonnais as Agent and Lead Lender, the principal office of Credit Lyonnais which is presently located at 1301 Avenue of the Americas, New York, New York 10019 and (b) in the case of any other Lender as Agent and Lead Lender, the principal office of such other Lender (or person that such other Lender may designate) designated by such other Lender by notice to the Partnership and the other Lenders."

          (n)   The following definition shall be added to Appendix A to the Credit Agreement in the appropriate alphabetical location:

"'Third Amendment Effective Date' shall mean the "Effective Date" as defined in the Third Amendment to the Credit Agreement, dated as of July 26, 2002, among the Partnership, the Lenders and the Agent."

          (n)   The Credit Agreement is hereby amended by deleting the text of Appendix C thereto in its entirety and replacing such text with the text of Appendix A hereto.

          Section 3.   Expenses.   The Partnership agrees to pay and reimburse Credit Lyonnais for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to Credit Lyonnais.

          Section 5.   Conditions Precedent.   The amendments to the Credit Agreement set forth in Section 2 shall become effective upon the date (the "Effective Date") as of which all of the following shall have been satisfied:

          (a)   the Agent shall have received counterparts of this Amendment duly executed and delivered by the Partnership, the Lenders and the Agent; and

          (b)   the "Assignment Date" shall have occurred under and as defined in the Instrument of Assignment, Resignation, Appointment, Acceptance and Designation, dated as of July 26, 2002, among Credit Lyonnais, Dresdner Bank AG, New York and Grand Cayman Branches and the Partnership.

          Section 6.   Representations and Warranties.   The Partnership hereby represents and warrants to each Lender and the Agent that (i) it has full power and authority to execute, deliver and perform this Amendment, (ii) the execution, delivery and performance by the Partnership of this Amendment has been duly authorized by all necessary corporate and partnership action, (iii) this Amendment constitutes the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms (except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity), (iv) the execution, delivery and performance of this Amendment by the Partnership does not require any Governmental Approval other than Governmental Approvals which have already been obtained and which are in full force and effect and are final and non-appealable and (v) the execution, delivery and performance of this Amendment does not conflict with, constitute a default under, or otherwise violate (x) its certificate of limited partnership or the Partnership Agreement, (y) any indenture, mortgage, deed of trust or other contractual instrument, covenant or restriction to which it is party or by which it or its assets may be bound or (z) any provision of any law, rule, regulation, order, writ, judgment or decree applicable to it.

          Section 7.   Consent of Issuing Bank.   As required by Section 11.04 of the Credit Agreement, the Issuing Bank hereby consents to the execution by the Partnership, the Lenders and the Agent of this Amendment.

          Section 8.   Miscellaneous.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and affirmed by each of the parties hereto. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

LSP-WHITEWATER LIMITED PARTNERSHIP By LSP-WHITEWATER I, INC., as general partner By: /s/ JOHN W. O'CONNOR Name: John W. O'Connor Title: Vice President - Finance Treasurer

CREDIT LYONNAIS NEW YORK BRANCH, as Lender and Agent By: /s/ NINA S. ESHOO Name: Nina S. Eshoo Title: First Vice President

CONSENTED TO, AS PROVIDED IN SECTION 6 ABOVE:

CREDIT LYONNAIS NEW YORK BRANCH, as Issuing Bank By: /s/ NINA S. ESHOO Name: Nina S. Eshoo Title: First Vice President

APPENDIX A

LIST OF COMMITMENTS AND
APPLICABLE LENDING OFFICE

CREDIT LYONNAIS NEW YORK BRANCH

1.     Commitments

(a)	Letter of Credit Loan Commitment	$ 5,000,000
(b)	Letter of Credit Commitment	$ 5,000,000
(c)	Working Capital Loan Commitment	$ 3,000,000

	TOTAL COMMITMENT	$ 8,000,000

2.     Applicable Lending Office

Lending Office for all Loans:
Credit Lyonnais New York Branch 1301 Avenue of the Americas New York, New York 10019
Lending Office for Letter of Credit Interests:
Credit Lyonnais New York Branch 1301 Avenue of the Americas New York, New York 10019